SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


Filed by the registrant [X]
Filed by party other than the registrant  [ ]

Check the appropriate box:
[X]      Preliminary proxy statement
[ ]      Definitive proxy statement
[ ]      Definitive additional materials
[ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule
         14a-12

                                GEOGRAPHICS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                Geographics, Inc.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or
         14a- 6j(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
[ ]      Fee computed on table below per Exchange Act Rules 14a-
         6(i)(45) and 0-11

(1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
(2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

- --------------------------------------------------------------------------------
(2)      Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
(3)      Filing party:

- --------------------------------------------------------------------------------
(4)      Date filed:

- --------------------------------------------------------------------------------

                                GEOGRAPHICS, INC.
                    1555 ODELL ROAD, BLAINE, WASHINGTON 98231

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held on August 28, 1996

TO THE SHAREHOLDERS OF GEOGRAPHICS, INC:

PLEASE TAKE NOTICE that the 1996 Annual Meeting of Shareholders of Geographics, Inc., a Wyoming corporation (the "Company"), will be held at Aspen Room, Four Seasons Hotel, 791 West Georgia Street, Vancouver, British Columbia on Wednesday, August 28, 1996 at 10:00 A.M., Pacific Standard Time, or at any and all adjournments thereof, for the following purposes:

1. To increase the number of members of the Board of Directors from seven directors to eight directors.

2. To elect eight directors to the Board of Directors until the next annual meeting of shareholders of the Company and until their successors have been elected and qualified;

3.       To adopt the Geographics, Inc. 1996 Stock Option Plan;

4. To approve the issuance of 180,000 incentive stock options to certain employees, officers and directors of the Company;

5. To increase the authorized common stock of the Company from 10,000,000 shares of Common Stock, no par value per share to 100,000,000 shares of Common Stock, no par value per share;

6. To ratify the appointment of Moss Adams LLP as auditors of the Company's financial statements for the fiscal year ending March 31, 1997; and

7. To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

The Board of Directors has fixed the close of business on July 12, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                       BY ORDER OF THE BOARD OF DIRECTORS,



                                       RONALD S. DEANS
                                       CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                       OFFICER AND PRESIDENT

Blaine, Washington
August 5, 1996

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND
RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                GEOGRAPHICS, INC.

                                 1555 Odell Road
                            Blaine, Washington 98231

                                 PROXY STATEMENT
                                       FOR
                       1996 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Geographics, Inc., a Wyoming corporation (the "Company"), of proxies for use at the 1996 Annual Meeting of Shareholders ("Annual Meeting") to be held at Aspen Room, Four Seasons Hotel, 791 West Georgia Street, Vancouver, British Columbia on Wednesday, August 28, 1996, at 10:00 a.m., Pacific Standard Time, or at any and all adjournments thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders. The approximate date that this Proxy Statement and the form of proxy are first being sent to shareholders is July 26, 1996. The cost of this solicitation will be borne by the Company. The Company's principal executive offices are located at 1555 Odell Road, Blaine Washington 98231. Directors, officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Annual Report on Form 10-KSB of the Company for the fiscal year ended March 31, 1996, along with the financial statements for the period ended March 31, 1996 are being mailed with this Notice of Annual Meeting, Proxy Statement and Proxy.

                          INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         1. To increase the number of members of the Board of Directors from seven directors to eight directors.

         2. To elect eight (8) directors to the Board of Directors until the next annual meeting of shareholders of the Company and until their successors have been elected and qualified;

         3.       To adopt the Geographics, Inc. 1996 Stock Option Plan;

         4. To approve the issuance of 180,000 incentive stock options to certain employees, officers and directors of the Company;

         5. To increase the authorized common stock of the Company from 10,000,000 shares of Common Stock, no par value per share to 100,000,000 shares of Common Stock, no par value per share;

         6. To ratify the appointment of Moss Adams LLP as auditors of the Company's financial statements for the fiscal year ending March 31, 1997; and

         7. To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the eight nominees for director named below. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on July 12, 1996 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 9,381,877 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors.

The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected (Proposal 2) by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting . Under applicable Wyoming state law, if a quorum exists, action on a matter other then the election of directors is approved if a majority of shares voting at the Annual Meeting in person or proxy favor the proposed action. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

Abstentions and "broker non-votes" (as defined below) are counted as shares eligible to vote at the Annual Meeting in determining whether a quorum is present, but do not represent votes cast with respect to any Proposal. "Broker non-votes" are shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth the common stock ownership information, based on 9,376,877 shares of common stock outstanding as of June 14, 1996, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each director and nominee for director, (iii) each Named Executive Officer (as defined herein), and (iv) all directors and executive officers as a group:



NAME AND ADDRESS                       AMOUNT AND NATURE OF             PERCENTAGE OF OUTSTANDING
OF BENEFICIAL OWNER(1)                 BENEFICIAL OWNERSHIP(2)                 SHARES OWNED(2)
- ----------------------                 -----------------------          -------------------------
Ronald S. Deans(3)                            697,395                             7.4%
Mark G. Deans(4)                              442,279                             4.7%
R. Scott Deans(5)                             444,518                             4.7%
Fidel Garcia Carrancedo(6)                  1,426,968                            15.2%
Moises Cosio(7)                               169,600                             1.8%
Alan D. Tucks, Jr.(8)                         140,756                             1.5%
Robert Parker(9)                               30,000                             *
Luis Alberto Morato(10)                        20,000                             *
Terry A. Fife(11)                              57,589                             *
All directors and executive officers
as a group (nine persons)                   3,429,105                            36.8%
- ----------------------------

*        Less than 1%.

(1) Unless otherwise indicated, the address of each of the listed beneficial owners identified is 1555 Odell Road, Blaine, Washington 98231. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that warrants or options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Proxy Statement have been exercised.

(3) Mr. Ronald Deans is Chairman of the Board, President, and Chief Executive Officer of the Company. Includes 43,000 shares held in the name of his wife, Ann Deans, and 28,775 shares held by the Geographics, Inc. 401(K) Plan for which Mr. Deans has voting control. The beneficially owned shares for Mr. Deans Also includes 30,000 shares of Common Stock issuable upon exercise of certain stock options by Mr. Deans. His options are exercisable at Cdn$2.30 and expire on August 18, 2000.

(4) Mr. Mark Deans is a Director and Executive Vice President-Marketing of the Company. Includes 20,000 shares of Common Stock issuable upon exercise of certain stock options by Mr. Deans. His options are exercisable at $4.15 Cdn. and expire October 10, 2000.

(5) Mr. Scott Deans is a Director and Executive Vice President-Operations of the Company. Includes 20,000 shares of Common Stock issuable upon exercise of certain stock options by Mr. Deans. His options are exercisable at $4.15 Cdn. and expire October 10, 2000.

(6) Mr. Carrancedo is a Director of the Company. Includes 30,000 shares of Common Stock issuable upon exercise of certain stock options by Mr. Carrancedo. His options are exercisable at $2.30 Cdn. and expire August 18, 2000.

(7)      Mr. Cosio is a Director of the Company.

(8) Mr. Tuck is a Director of the Company. Includes 30,000 shares of Common Stock issuable upon exercise of certain stock options by Mr. Tuck. His options are exercisable at $2.30 Cdn. and expire August 18, 2000.

(9)      Mr. Parker is a Director of the Company.

(10) Mr.Morato is a Director of the Company. Includes 20,000 shares of Common Stock issuable upon exercise of certain stock options by Mr. Morato. His options are exercisable at $4.15 Cdn. and expire October 10, 2000.

(11) Mr. Fife is Vice President-Finance, Chief Financial Officer and Secretary of the Company. Includes 2,089 shares owned by the Geographics, Inc. 401(k) Plan of which Mr. Fife has voting control.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been complied with.

                                   PROPOSAL 1
              INCREASE THE NUMBER OF DIRECTORS FROM SEVEN TO EIGHT

         The Company's Bylaws provides that the number of directors constituting the Company's Board of Directors shall consist of one or more members to be determined from time to time by a majority vote of the shareholders. The shareholders of the Company have previously voted that the Board of Directors shall consist of seven (7) directors. The Company has proposed that this number be increased from seven to eight directors in order to elect an additional outside director who is also well-versed in the paper products industry. The Company believes that this increase will provide the Company with additional expertise in the paper products area and additional objective leadership.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
         THE INCREASE N THE NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS
                      FROM SEVEN (7) TO EIGHT (8) MEMBERS.


                                   PROPOSAL 2
                              ELECTION OF DIRECTORS

NOMINEES

As discussed above, the Company's Bylaws provide that the number of directors constituting the Company's Board of Directors shall consist of one or more members to be determined from time to time by a majority vote of the shareholders. Currently the number of directors that constitute the Board for the ensuing year shall be eight, assuming Proposal 1 is approved. Each director elected at the Annual Meeting will serve for a term expiring at the Company's 1997 Annual Meeting of Shareholders or when his successor has been duly elected and qualified.

The Company has nominated each of Ronald S. Deans, Mark G. Deans, R. Scott Deans, Fidel Garcia Carrancedo, Moises Cosio, Alan D. Tuck Jr., Robert Parker and Luis Alberto Morato to be elected as a director at the Annual Meeting. The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that one or more nominees are unable to accept election, or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors.

The following table gives certain information as to each person nominated for election as a director:

                                      DIRECTOR
NAME                         AGE        SINCE    POSITIONS
- ----                         ---      --------   ---------
Ronald S. Deans              63        1973      Chairman of the Board, President and Chief
                                                 Executive Officer
Mark G. Deans                31        1994      Director, Executive Vice President - Marketing
R. Scott Deans               34        1995      Director, Executive Vice President - Operations
Fidel Garcia Carrancedo      63        1989      Director
Moises Cosio                 65        1995      Director
Alan D. Tuck Jr.             53        1995      Director
Robert S. Parker             50        1996      Director
Luis Alberto Morato          36        1995      Director


RONALD S. DEANS has served as the Chief Executive Officer, Chairman and President of the Company since he founded the Company in 1973. Mr. Deans has over thirty years experience in the graphics art and office products retailing industry. Prior to founding the Company, Mr. Deans served as sales manager of Letraset Canada Ltd. Mr. Deans is responsible for the strategic planning and business development of the Company.

MARK G. DEANS joined the Company in May 1985, was promoted to its Vice President-marketing in April 1990 and to Executive Vice President-Marketing in September 1995. Mr. Deans has served as a director of the Company since November 1994. He is responsible for the development of new products, sales programs, and marketing programs including relationships with the Company's major customers.

R. SCOTT DEANS joined the Company in February 1985 in the marketing and operations department. Mr. Deans was promoted to Vice President-Operations in January 1990 and to Executive Vice President-Operations in September 1995. Mr. Deans has served as a director of the Company since October 1995. He is responsible for all manufacturing operations of the Company.

FIDEL GARCIA CARRANCEDO has been a director of the Company since August 1989. Mr. Carrancedo has served as Director General of Alimentos, S.A. de. C.V., a food products manufacturer and distributor in Mexico since 1972.

MOISES COSIO has served on the Company's board of directors since January 1995. Mr. Cosio is an international financier residing in Mexico. Mr. Cosio also serves on the board of directors of Telefonos de Mexico, a publicly traded company. He is an international financier residing in Mexico and has investment interests in Grupo Carso, InverMexico, Mexican subsidiaries of Kimberly-Clark and John Deere. Mr. Cosio also owns luxury hotels in Ixtapa, Acapulco, and Mexico City.

ALAN D. TUCK JR. has been a director of the Company since August 1995. Mr. Tuck is President of Greenway Pump, Inc., a privately held company performing research and development of hydraulic pumps since March 1992. Mr. Tuck is also an inventor and holds several U.S. patents. From July 1989 to March 1992, Mr. Tuck operated Fluid Systems Engineering, a privately held company performing research and development of hydraulic pumps. Mr. Tuck is a graduate of the United States Air Force Academy and a Former U.S. Air Force Officer. Mr. Tuck received his Juris Doctor from the University of California School of Law in Davis, California.

ROBERT S. PARKER has served on the Company's board of directors since April 1996. Mr. Parker has been the President of Sanford Corporation since December 1990. Sanford Corporation is a manufacturer of writing instruments and office supplies and is a subsidiary of Newell Co., a public company.

LUIS ALBERTO MORATO has been a director of the Company since October 1995. From March 1993 to the present, Mr. Morato has been an independent civil engineering consultant. From June 1982 to March 1993, Mr. Morato was a budget manager with Bytsa De. C.V.

Mr. Ronald S. Deans, the Company's Chairman, President and CEO, is the father of Mark G. Deans, the Company's Executive Vice President-Marketing and a director of the Company and R. Scott Deans, the Company's Executive Vice President-Operations and a director of the Company. Fidel Garcia Carrancedo, a director of the Company, is the father-in-law of Luis Alberto Morato, also a director of the Company.

The Company's officers are elected annually by the Company's Board of Directors. The Company pays each non-employee director a fee of $500 per month plus $750 for each Board of Directors meeting attended. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance of Board of Directors meetings.

Directors of the Company who are also employees of the Company do not receive additional compensation for their services as directors.

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended March 31, 1996, there were two (2) Meetings of the Company's Board of Directors. Each Board member attended 75% or more of the aggregate of the Meetings of the Board of Directors and the Meetings of all Committees of the Board of Directors on which he served.

The Audit Committee was established in April 1991. The members of the Audit Committee are Alan D. Tuck Jr., Chairman, Ronald S. Deans, and Fidel Garcia Carrancedo. Mr. Deans is the President, CEO and Chairman of the Company. The functions of the Audit Committee are to define the scope of the audit, review the auditor's reports and comments, and monitor the internal auditing procedures of the Company. The Audit Committee met one time during fiscal year 1996 and all members attended the meeting.

The Compensation Committee was established in April 1991. The members of the Compensation Committee are Robert S. Parker, Chairman, Ronald S. Deans and Alan
D. Tuck Jr. Mr. Deans is the President, CEO and Chairman of the Company. The Compensation Committee makes recommendations with respect to compensation of senior officers and granting of stock options and stock awards. The Compensation Committee met one time during fiscal year 1996 and all members attended the meeting.

The Company does not have a nomination committee.

In addition to the Directors described above, Terry Fife has served as the Company's Vice President-Finance, Chief Financial Officer and since October 1994. From May 1991 to October 1994, Mr. Fife served as Manager of Finance & Administration at Alf Christianson Seed Co. From September 1985 to May, 1991, he served as Vice-President-Finance & Administration at Dealer Information Systems Corporation. He also worked for the Seattle office of the Certified Public Accounting firm of KPMG Peat Marwick. Mr. Fife is responsible for all accounting and finance functions of the Company.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS SET FORTH ABOVE

EXECUTIVE COMPENSATION
CASH COMPENSATION

Total cash compensation paid to all executive officers as a group for services provided to the Company in all capacities during the year ended March 31, 1996 aggregated to $696,781. Set forth below is a summary compensation table. As indicated below, no officer of the Company or any of its subsidiaries, except for Messrs. Ronald S. Deans, Mark G. Deans and R. Scott Deans received total salary and bonus which exceeded $100,000 during the periods reflected.


                           SUMMARY COMPENSATION TABLE

                                                                OTHER                                              ALL
NAME AND                                                        OTHER         RESTRICTED                           OTHER
PRINCIPAL                                                       COMPEN-       STOCK         OPTIONS/    LTIP       COMPEN-
POSITION                  PERIOD     SALARY         BONUS       SATION*       AWARD(S)      SARS(#)     PAYOUTS    SATION
- ---------                 ------     ------         -----       -------       ---------     -------     -------    ------
Ronald S. Deans,           1996     $234,000        $87,629       -              -           30,000       -          -
Chairman, President        1995     $181,666          -           -              -             -          -          -
and CEO                    1994     $180,000          -           -              -           20,000       -          -

Mark G. Deans              1996     $111,694        $28,184       -              -           32,000       -           -
Director, Executive        1995      $79,243          -           -              -           30,000       -           -
Vice President-Marketing   1994      $75,000          -           -              -           14,000       -           -

R. Scott Deans             1996     $111,694        $28,184       -              -           32,000       -           -
Director, Executive        1995      $79,243          -           -              -           30,000       -           -
Vice President-Operations  1994      $75,000          -           -              -           14,000       -           -

Terry Fife*                1996      $86,914         $8,482       -              -              -         -           -
Vice President-Finance     1995      $31,911          -           -              -           54,000       -           -
CFO & Secretary            1994       -               -           -              -               -        -           -
- --------------------------
*Mr. Fife was hired in October 1994.

The Company has no written employment agreements with any of its officers or directors as of the date of this Proxy, although the Company intends to establish written agreements with its officers and directors in the future.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

- ------------------------------------------------------------------------------------------
                        PERCENT OF
                        NUMBER OF          TOTAL OPTIONS/
                        SECURITIES         SARS GRANTED
                        UNDERLYING         TO EMPLOYEES       EXERCISE OR
                        OPTIONS/SARS       IN FISCAL          BASE PRICE       EXPIRATION
       NAME             GRANTED (#)        YEAR               ($/SH) (1)       DATE
- ------------------------------------------------------------------------------------------
Ronald S. Deans           6.0%                30,000           Cdn$2.30         8/18/00
Mark G. Deans             6.5%                12,000           Cdn$2.00         4/25/00
                                              20,000           Cdn$4.15         10/10/00
R. Scott Deans            6.5%                12,000           Cdn$2.00          4/25/00
                                              20,000           Cdn$4.15         10/10/00


(1) The exchange rate for Canadian Dollars to U.S. Dollars on July __, 1996 was ______________.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                  VALUE OF
                                                  NUMBER OF       UNEXERCISED
                                                  UNEXERCISED     IN-THE-MONEY
                                                  OPTION/SARS     OPTION/SARS
                     SHARES                       AT FY-END (#)   AT FY-END
                     ACQUIRED ON     VALUE        EXERCISABLE/    EXERCISABLE/
     NAME            EXERCISE (#)    REALIZED     UNEXERCISABLE   UNEXERCISABLE
     ----            -----------     --------     -------------   -------------

Ronald S. Deans      90,000          $373,543     0/30,000        $0/92,347
Mark G. Deans        86,000          $353,253     0/20,000        $0/34,671
R. Scott Deans       86,000          $353,253     0/20,000        $0/34,671
Terry A Fife         54,000          $207,127          0              0


As of March 31, 1996, the Company had reserved 220,000 shares of common stock for issuance to key employees, officers and directors. Options to purchase the Company's common stock are granted at a price equal to the market price of the stock at the date of grant, and are exercisable upon issuance and regulatory approval. All options expire no more than five years after the date of grant. Option prices per share are expressed in Canadian dollars. The rate of exchange as of July __, 1996 was ____________________________.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

DEBT AND EQUITY INSTRUMENTS ISSUED TO OFFICERS AND DIRECTORS

During fiscal year 1996, the Company concluded several transactions involving officers and directors of the Company. These transactions included the issuance of convertible debentures, the conversion of debentures into common shares and private placement of common shares.

On September 15, 1995, Ronald S. Deans, the Company's Chairman of the Board, President and Chief Executive Officer and Fidel Carrancedo, a director of the Company each converted debentures in the amount of US$100,000 into 109.589 common shares (for an aggregate face amount of US$200,000 into 219,178 common shares). The debentures were convertible at each holder's option into common shares of the Company at Cdn.$1.25 per share, to a maximum of 219,178 common shares. There is no remaining balance of these debentures outstanding as of March 31, 1996.

On September 26, 1995, the Company issued US$996,000 of convertible debentures payable to certain officers and directors and directors of the Company including Ronald S. Deans, the Company's Chairman of the Board, President and Chief Executive Officer (whose principal amount of debenture equaled $527,881.86, convertible into 145,344 common shares), Fidel Carrancedo, a director of the Company (whose principal amount of debenture equaled $328,680.40, convertible into 90,497 common shares, Mark G. Deans, a director and Executive Vice President-Marketing of the Company (whose principal amount of debenture equaled $69,718.87, convertible into 19,196), and R. Scott Deans, a director and Executive Vice President-Operations (whose principal amount of debenture equaled $69,718.87, convertible into 19,196). The debentures were convertible at the holders option into common shares of the Company at Cdn$4.45 per share, to a maximum 274,233 common shares. On December 22, 1995, these debentures were converted into 273,233 common shares, and are no longer outstanding.

On January 23, 1996, the Company completed a private placement of 500,000 common shares certain officers and directors of the Company including Ronald S. Deans (136,000 shares, of which 43,000 shares were purchased by Mr. Dean's wife, Ann), Fidel Carrancedo (200,000 shares), Mark G. Deans (65,000 shares), and R. Scott Deans (79,000 shares). Each share was purchased at a price of Cdn.$5.75. Total cash proceeds received by the Company were US$2,117,092 and the net cash proceeds to the Company were US$1,906,100.

At March 31, 1996, Ronald S. Deans ($1,212,706) and Fidel Carrancedo ($52,005) advanced an aggregate of $1,264,711 in the form of uncollateralized notes payable. The notes are payable on demand and are classified as current liabilities of the Company. Interest on these notes are payable monthly at a rate of prime plus 1%. The total interest costs associated with these notes and debentures was approximately $60,000 during the year ended March 31, 1996.

MARTIN DISTRIBUTION

Martin Distribution Inc. ("Martin") has acted as the national distributor of the Company's products in Canada since September 1990. Martin is owned by the estate of Martin Carrancedo, a former director of the Company. Martin imports the Company's products into Canada, facilitates customs clearing and distributes the Company's products to customers in Canada. All sales of the Company's products within Canada are sold through Martin. Sales to Martin amounted to $2,854,935 and $1,056,750 during the years ended March 31, 1996 and 1995 respectively. Trade receivables due from Martin amounted to $899,422 and $338,875 at March 31, 1996 and 1996, respectively.

Martin sold product valued at $118,659 and $261,765 during the years ended March 31, 1996 and 1995, respectively to International Geographics of Ontario ("IGO"). IGO is a partnership which is 70% owned by the Company and 30% owned by a marketing agent of the Company. IGO was dissolved during fiscal 1996 and its functions will be assumed by Geographics Marketing Canada Inc., a wholly owned subsidiary of the Company.

Mark G. Deans, a director and executive officer of the Company serves as a director of Martin. Fidel Garcia Carrancedo, a current director of the Company, is the brother of the late Martin Carrancedo. There is no relationship, however, between Fidel Garcia Carrancedo and Martin. Effective April 1, 1996, the Company will replace Martin as its Canadian national distributor with Geographics Marketing Canada Inc., a wholly owned subsidiary of the Company. The Company does not expect the substitution of Geographics Marketing Canada Inc. in place of Martin to have any material effect on the sales or profits of the Company.


                                   PROPOSAL 3
              TO ADOPT THE GEOGRAPHICS, INC. 1996 STOCK OPTION PLAN

         On July 8, 1996, the Board of Directors adopted, subject to the approval by the shareholders, a stock option plan called the "Geographics, Inc. 1996 Stock Option Plan." A copy of the 1996 Stock Option Plan is attached to this proxy statement as Appendix A. Shareholders will be asked at the meeting to vote on a proposal to adopt the Plan. The following summary describes features of the Plan. This summary is qualified in its entirety by reference to the specific provisions of the Plan, the full text of which is set forth as Appendix A.

         The Board of Directors have determined that the Plan will work to increase the employees', consultants' and non-employee directors' proprietary interest in the Company and to align more closely their interests with the interests of the Company's shareholders. The Plan will also maintain the Company's ability to attract and retain the services of experienced and highly qualified employees and non- employee directors. The Board of Directors believes that the Plan is in the Company's best interests and therefore recommends adoption of the Plan on essentially the terms and conditions as are set forth below.

         Under the Plan, the Company has reserved an aggregate of 1,000,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Board of Directors or Compensation Committee of the Board of Directors (the "Committee") of the Company administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

         Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, no more than five years after the date of the grant.

         The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee. The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

         Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive Non-Qualified Options under the Plan. Only employees of the Company (or by any subsidiary thereof) are eligible to receive Incentive Options.

         All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

         The Board of Directors or Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefor (except in either case in the event of adjustments due to changes in the Company's capitalization), (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan. Unless the Plan shall theretofore have been suspended or terminated by the Board of

Directors, the Plan shall terminate on March 31, 2006. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

         The following discussion is based on federal income tax laws and regulations in effect on March 31, 1996. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

         An employee granted an Incentive Stock Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the Incentive Stock Option over the Option exercise price is an item of adjustment under Section 56(b)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Stock Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Stock Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Stock Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Stock Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Stock Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of
1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Stock Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Stock Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). The Company and its subsidiary are not entitled to a tax deduction upon either exercise of an Incentive Stock Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option holder recognized ordinary income in a Disqualifying Disposition.

         In respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of Common Stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by the Company in the year that income is recognized.

         If the Plan is approved by the shareholders, the Company will have granted no Plan Options.


              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
             THE ADOPTION OF THE GEOGRAPHIC INC'S, STOCK OPTION PLAN

                                   PROPOSAL 4
               TO APPROVE THE ISSUANCE OF 180,000 INCENTIVE STOCK
              OPTIONS TO CERTAIN EMPLOYEES, OFFICERS AND DIRECTORS
                                 OF THE COMPANY;

         The Company has granted a number of incentive stock options (the "options") to certain employees, officers and directors, which options have received conditional approval from the Toronto Stock Exchange, subject to shareholder approval being obtained. These options were granted to the employees, officers and directors of the Company described below in order to compensate these individuals for adhesional services provided by each of them to the Company. Additionally, these options were granted in order to increase each of these's individual's proprietary interest in the Company and to align more closely their interests with the interests of the Company's shareholders. The Board of Directors believes that the granting of these stock options are in the Company's best interests.

The particulars of these options are set forth as follows (all figures are in U.S. Dollars):

                                                                     MARKET VALUE
                               SHARES                                OF SHARES ON
                               UNDERLYING       EXERCISE PRICE       THE DATE OF GRANT      EXPIRATION
NAME                           OPTIONS           (CDN$/SHARE)        (CDN$/SECURITY)           DATE
- ----                           ----------       --------------       -----------------      ----------
Ronald S. Deans                  30,000             $2.30                $2.30                8-18-00
Fidel Garcia Carrancedo          30,000             $2.30                $2.30                8-18-00
Mark G. Deans                    20,000             $4.15                $2.30               10-10-00
R. Scott Deans                   20,000             $4.15                $4.15               10-10-00
Luis Alberto Morato Ichaso       20,000             $4.15                $4.15               10-10-00
Alan Tuck, Jr.                   30,000             $2.30                $2.30                8-18-00
Ted Graziano                     10,000             $4.15                $4.15               10-10-00
Fulvio Bondi                     10,000             $4.15                $4.15               10-10-00
Bruce Tipton                      2,500             $4.15                $4.15               10-10-00
Collon Peppar                     2,500             $4.15                $4.15               10-10-00
Kent Bradley                      2,500             $4.15                $4.15               10-10-00
Jo Bechard                        2,500             $4.15                $4.15               10-10-00

Each of the option agreements provide for early termination in the event that the optionee ceases to be an employee, director or officer of the Company. This Proposal must be passed by a simple majority of the votes cast by shareholders other than the 3,248,241 votes entitled to be cast by insiders of the Company and their affiliates which will not be counted.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
          THE ISSUANCE OF THE INCENTIVE STOCK OPTIONS TO THE EMPLOYEES,
                    OFFICERS, AND DIRECTORS ENUMERATED ABOVE


                                   PROPOSAL 5
           TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY FROM
               10,000,000 SHARES OF COMMON STOCK, NO PAR VALUE TO
           100,000,000 SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE.

         The Board of Directors has voted to increase the authorized shares of Common Stock, no par value per share from 10,000,000 to 100,000,000, no par value per share, subject to approval by the Shareholders of the Company. The Board of Directors determined that such Amendment is advisable and directed that the proposed Amendment be considered at the Annual Meeting of Shareholders to be held on August 30, 1996. There are no present plans, understandings, arrangements or discussions for the issuance of additional shares of Common Stock that would be authorized by this Amendment. The full text of the proposed Amendment to the Certificate of Incorporation is set forth in Appendix A to this Proxy Statement.

         The Board of Directors believe that this increase is desirable for a number of reasons, including but not limited to facilitating the ability of the Company to effect growth through future acquisition and future financings, stock splits or dividends for other corporate purposes. The Company seeks to avoid the delay and expense incurred in holding special meetings of the Shareholders to approve amendments to the Articles of Incorporation.

         On May 1, 1996, the Company completed a private placement of 1,268,293 units at a price of $5,125 per unit. Total proceeds from this transaction were approximately $6,500,000. Each unit included one common share of the Company and a warrant to purchase one additional common share of the Company at $6.50. The warrants are exercisable upon issuance and regulatory approval, and expire June 1, 1999.

         Other than the private placement described below, there are no outstanding obligations of the Company to issue any shares of its Common Stock as of the date herein.

         The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock is required for approval of the amendment to the Articles of Incorporation. If the Amendment is approved by the Shareholders, the Amendment will become effective upon the filing with the secretary of state of the State of Florida.

                 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                 "FOR" THE PROPOSED AMENDMENT TO THE ARTICLES OF
                                 INCORPORATION.


                                   PROPOSAL 6
                 TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Moss Adams LLP as the Company's independent auditors for the fiscal year ending March 31, 1997 and has further directed that management submit the selection of auditors for ratification by the stockholders at the Meeting. Moss Adams LLP was first appointed independent auditors of the Company in November 30, 1994. Representatives of Moss Adams LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         Shareholder ratification of the selection of Moss Adams LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Moss Adams LLP to the shareholders for ratification as a matter of good corporate practice.
 If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its shareholders.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
    THE RATIFICATION OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT AUDITORS

                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

         The Company is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

                                  OTHER MATTERS

         Management is not aware of any other business which may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

                 SHAREHOLDERS' PROPOSALS TO BE PRESENTED AT THE
                  COMPANY'S NEXT ANNUAL MEETING OF SHAREHOLDERS

         Shareholder proposals intended to be presented at the 1996 Annual Meeting of Shareholders of the Company must be received by the Company, at its principal executive offices not later than March 31, 1997, for inclusion in the Proxy Statement and Proxy relating to the 1996 Annual Meeting of Shareholders.

                    AVAILABILITY OF FORM 10-KSB ANNUAL REPORT

         Copies of the Company's Annual Report on Form 10-KSB for the year ended March 31, 1996, including related exhibits as filed with the Securities and Exchange Commission, are available without charge to shareholders upon request to Investor Relations, P.O. Box 1750, 1555 Odell Road, Blaine, Washington 98231.

                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   RONALD S. DEANS
                                   CHAIRMAN OF THE BOARD,
                                   CHIEF EXECUTIVE OFFICER AND PRESIDENT
Blaine, Washington
July 29, 1996

                                GEOGRAPHICS, INC.
                                 1555 ODELL ROAD
                            BLAINE, WASHINGTON 98231

                                      PROXY

The undersigned hereby constitutes and appoints Ronald S. Deans as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all shares of common stock of the Company held of record by the undersigned on July 12, 1996, at the Annual Meeting of Stockholders to be held on August 28, 1996, or any adjournment thereof.


1.       To increase the number of members of the Board of Directors from seven
         (7) members to eight (8) members.

              [  ]FOR                   [  ]AGAINST                [  ]ABSTAIN

2.       Election of Directors
         FOR all nominees listed below         WITHHOLD AUTHORITY to vote
         (except as marked to the                       for all nominees listed
         contrary)                                          below
                       [   ]                                       [   ]

                      Ronald S. Deans          Mark G. Deans
                      R. Scott Deans           Fidel Garcia Carrancedo
                      Moises Cosio             Alan D Tuck Jr.
                      Robert Parker            Luis Alberto Morato

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE PLEASE DRAW A LINE THROUGH THAT NOMINEE'S NAME)

3. To ratify the appointment of Moss Adams LLP as auditors of the Company's financial statements for the fiscal year ending March 31, 1997;

              [  ]FOR                   [  ]AGAINST                [  ]ABSTAIN

4. To approve the issuance of 180,000 incentive stock options to certain employees, officers and directors of the Company;

              [  ]FOR                   [  ]AGAINST                [  ]ABSTAIN

5.       To adopt the Geographics, Inc. 1996 Stock Option Plan;

              [  ]FOR                   [  ]AGAINST                [  ]ABSTAIN

6. To amend the Company's Articles of Incorporation to effect an increase of the Company's authorized common stock from 10,000,000 shares of common stock, no par value to 100,000,000 shares of common stock, no par value.

              [  ]FOR                   [  ]AGAINST                [  ]ABSTAIN

7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GEOGRAPHICS, INC. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a Corporation, please sign in the Corporate name by President or other authorized officer. If a Partnership, please sign in Partnership name by authorized person.


                                          ----------------------------------
                                          Signature

                                          ----------------------------------
                                          Signature If Held Jointly

                                          ----------------------------------
                                          (Please Print Name)

                                          ----------------------------------
                                          Number of Shares Subject to Proxy

Dated:_____________________, 1996